Smithfield Foods’ Strategy Execution and Agile Business Model Drive Strong Second Quarter Results

SMITHFIELD, Va., August 12, 2025 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2025 second quarter ended June 29, 2025.

Second Quarter Fiscal 2025 Financial Highlights
•Net sales of $3.8 billion, up 11.0% from the second quarter of 2024
•Operating profit of $260 million; Adjusted operating profit of $298 million
•Operating margin of 6.9%; Adjusted operating margin of 7.9%
•Packaged Meats operating profit of $301 million; operating profit margin of 14.5%
•Packaged Meats adjusted operating profit of $296 million; adjusted operating profit margin of 14.2%
•Diluted earnings per share from continuing operations attributable to Smithfield of $0.48 per share
•Adjusted diluted earnings per share from continuing operations attributable to Smithfield of $0.55 per share, up from $0.51 per share in the second quarter of 2024

First Six Months Fiscal 2025 Financial Highlights
•Net sales of $7.6 billion, up 10.2% from the first half of 2024
•Operating profit of $582 million; Adjusted operating profit of $624 million
•Operating margin of 7.7%; Adjusted operating margin of 8.3%
•Packaged Meats operating profit of $567 million; operating profit margin of 13.8%
•Packaged Meats adjusted operating profit of $562 million; adjusted operating profit margin of 13.7%
•Diluted earnings per share from continuing operations attributable to Smithfield of $1.05 per share
•Adjusted diluted earnings per share from continuing operations attributable to Smithfield of $1.13 per share, up from $0.83 per share in the first half of 2024

CEO Perspective

“Our strong second quarter results demonstrate the agility and resilience of our business as we navigate a dynamic macroeconomic environment. Through our iconic and diversified brand portfolio, our Packaged Meats segment is delivering on consumers’ needs for quality protein at a great value. Our Fresh Pork segment is adeptly navigating a dynamic tariff environment, and our Hog Production segment continues to grow profitability,” said Smithfield President and CEO Shane Smith.

“With a solid first half company performance and improved outlook for the Hog Production segment, we have raised our full-year adjusted operating profit outlook,” added Smith. “Our strong financial position continues to enable us to invest in our growth strategies and generate value for shareholders over the long term.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	June 29, 2025	June 30, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$2,079	$1,945	$134	6.9%
Fresh Pork	2,080	1,981	99	5.0%
Hog Production	840	776	65	8.4%
Other	120	119	1	1.2%
Total segment sales	5,120	4,820	300	6.2%
Inter-segment sales eliminations:
Fresh Pork	(810)	(744)	(66)	8.8%
Hog Production	(524)	(664)	140	(21.1)%
Total inter-segment sales eliminations	(1,334)	(1,408)	75	(5.3)%
Consolidated sales	$3,786	$3,412	$374	11.0%

	Six Months Ended
	June 29, 2025	June 30, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$4,103	$3,944	$159	4.0%
Fresh Pork	4,114	3,920	194	5.0%
Hog Production	1,772	1,482	291	19.6%
Other	224	233	(8)	(3.6)%
Total segment sales	10,213	9,578	635	6.6%
Inter-segment sales eliminations:
Fresh Pork	(1,597)	(1,479)	(118)	7.9%
Hog Production	(1,059)	(1,242)	184	(14.8)%
Total inter-segment sales eliminations	(2,656)	(2,722)	66	(2.4)%
Consolidated sales	$7,558	$6,856	$701	10.2%

Operating Profit

	Three Months Ended
	June 29, 2025	June 30, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$301	$330	$(29)	(8.7)%
Fresh Pork	35	58	(23)	(39.3)%
Hog Production	22	(2)	24	NM
Other	7	7	1	8.5%
Corporate expenses	(26)	(32)	6	17.9%
Unallocated	(80)	(27)	(53)	(200.1)%
Operating profit	$260	$334	$(74)	(22.2)%

	Six Months Ended
	June 29, 2025	June 30, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$567	$616	$(49)	(7.9)%
Fresh Pork	117	168	(51)	(30.4)%
Hog Production	23	(176)	199	NM
Other	22	(2)	23	NM
Corporate expenses	(55)	(64)	9	13.6%
Unallocated	(92)	(44)	(47)	(106.4)%
Operating profit	$582	$498	$84	16.8%

Financial Position

As of June 29, 2025, we had $3,225 million of available liquidity consisting of $928 million in cash and cash equivalents and $2,297 million of availability under our committed credit facilities. We ended the second quarter with a ratio of net debt to adjusted EBITDA from continuing operations (1) on a trailing twelve months basis of 0.7x.

________________
(1)A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation of the ratio of net debt to adjusted EBITDA from continuing operations to the most comparable GAAP measure.

Dividend Update

On April 22, 2025 and May 29, 2025, we paid dividends of $0.25 per share to shareholders. On July 31, 2025, we announced a dividend of $0.25 per share to be paid to shareholders on August 28, 2025. We anticipate the remaining quarterly dividend for fiscal 2025 will be $0.25 per share, resulting in an annual dividend rate in fiscal 2025 of $1.00 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2025 Outlook

For Fiscal Year 2025, the Company is increasing its outlook originally provided on March 25, 2025 as follows:

•Reaffirming total Company sales to increase in the low-to-mid-single-digit percent range compared to fiscal year 2024. For comparability purposes, this outlook range excludes the impact from Hog Production segment sales to recently formed Murphy Family Farms and VisionAg.

•Reaffirming Packaged Meats segment adjusted operating profit of between $1,050 million to $1,150 million.

•Reaffirming Fresh Pork segment adjusted operating profit of between $150 million to $250 million.

•Increasing Hog Production segment adjusted operating profit to between $0 million to $100 million.

•Increasing total Company adjusted operating profit to between $1,150 million to $1,350 million.

•Reaffirming capital expenditures of between $400 million to $500 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.

•Reaffirming an effective tax rate of between 23.0% and 25.0%.

Conference Call Information

A conference call to discuss the second quarter 2025 financial results is scheduled for today, August 12, 2025, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 877-344-7529 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 9318100. The replay will be available until August 19, 2025.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world.

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income from continuing operations attributable to Smithfield, (2) adjusted net income from continuing operations per common share attributable to Smithfield, (3) EBITDA from continuing operations, (4) adjusted EBITDA from continuing operations, (5) adjusted EBITDA margin from continuing operations, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA from continuing operations. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income from continuing operations attributable to Smithfield is defined as net income (loss), excluding the effects of legal settlements (both gain and loss) and loss contingencies, transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income from continuing operations attributable to Smithfield is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income from continuing operations per common share attributable to Smithfield is defined as adjusted net income from continuing operations attributable to Smithfield divided by total outstanding common shares. (3) EBITDA from continuing operations is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA from continuing operations is defined as EBITDA further adjusted for legal settlements (both gain and loss) and loss contingencies and transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses). We believe that adjusted EBITDA from continuing operations is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin from continuing operations is defined as adjusted EBITDA from continuing operations divided by total sales. We believe that adjusted EBITDA margin from continuing operations is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of revenues. We believe that adjusted net income from continuing operations attributable to Smithfield, adjusted net income from continuing operations per common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA from continuing operations is defined as net debt divided by adjusted EBITDA from continuing operations. We believe that ratio of net debt to adjusted EBITDA from continuing operations is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA from continuing operations, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2025 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2025 projected adjusted results to its fiscal year 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our ability to invest in growth and increase value for our shareholders; our financial outlook for 2025; and the anticipated payment of annual dividends of $1.00 per share in 2025.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (i) the cyclical nature of our operations and fluctuations in commodity prices; (ii) our dependence on third- party suppliers; (iii) our ability to execute on our strategy to optimize the size of our hog production operations; (iv) our ability to navigate geopolitical risks including increased tariffs on our exports, (v) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (vi) our ability to compete successfully in the food industry; (vii) our ability to anticipate and meet consumer trends and interests through product innovation; (viii) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (ix) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (x) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (xi) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (xii) our dividend policy and our ability to pay dividends; and (xiii) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for share and per share data, and unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Sales	$3,786	$3,412	$7,558	$6,856
Cost of sales	3,288	2,885	6,549	5,967
Gross profit	499	527	1,008	889
Selling, general and administrative expenses	268	194	465	393
Operating gains	(30)	(2)	(39)	(3)
Operating profit	260	334	582	498
Interest expense, net	11	19	22	35
Non-operating (gains) losses	(4)	(2)	2	(6)
Income from continuing operations before income taxes	254	317	558	469
Income tax expense	62	58	134	96
Loss from equity method investments	3	—	8	1
Net income from continuing operations	188	259	415	372
Net income from continuing operations attributable to noncontrolling interests	—	3	4	2
Net income from continuing operations attributable to Smithfield	188	256	412	370

Income from discontinued operations before income taxes	—	84	—	138
Income tax expense from discontinued operations	—	37	—	49
Net income from discontinued operations	—	47	—	89
Net income from discontinued operations attributable to noncontrolling interests	—	1	—	1
Net income from discontinued operations attributable to Smithfield	—	45	—	87

Net income	188	306	415	460
Net income attributable to noncontrolling interests	—	4	4	3
Net income attributable to Smithfield	$188	$301	$412	$457

Net income per common share attributable to Smithfield:
Basic and diluted:
Continuing operations	$0.48	$0.67	$1.05	$0.97
Discontinued operations	—	0.12	—	0.23
Total	$0.48	$0.79	$1.05	$1.20

Weighted-average shares outstanding:
Basic	393,112,711	380,069,232	390,962,687	380,069,232
Diluted	393,751,294	380,069,232	391,410,859	380,069,232

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data, and unaudited)

	June 29, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$928	$943
Accounts receivable, net	773	558
Inventories, net	2,288	2,412
Prepaid expenses and other current assets	302	290
Total current assets	4,292	4,202

Property, plant and equipment, net	3,175	3,176
Goodwill	1,619	1,613
Intangible assets, net	1,262	1,266
Operating lease assets	380	335
Equity method investments	203	202
Other assets	254	260
Total assets	$11,186	$11,054

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	444	777
Current portion of long-term debt and finance lease obligations	3	3
Current portion of operating lease obligations	68	56
Accrued expenses and other current liabilities	824	871
Total current liabilities	1,339	1,706

Long-term debt and finance lease obligations	2,001	1,999
Long-term operating lease obligations	318	286
Deferred income taxes, net	503	518
Net long-term pension obligation	271	279
Other liabilities	209	208

Redeemable noncontrolling interests	245	225

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,112,711 shares issued and outstanding as of June 29, 2025 and 380,069,232 shares issued and outstanding as of December 29, 2024	—	—
Additional paid-in capital	3,335	3,102
Retained earnings	3,398	3,184
Accumulated other comprehensive loss	(432)	(452)
Total shareholders’ equity	6,301	5,834
Total liabilities and equity	$11,186	$11,054

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions and unaudited)

	Six Months Ended
	June 29, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$415	$460
Less: Net income from discontinued operations	—	(89)
Net income from continuing operations	$415	$372
Adjustments to reconcile net income from continuing operations to net cash flows from operating activities of continuing operations:
Depreciation and amortization	165	165
Changes in operating and other assets and liabilities, net	(446)	(591)
Other	(27)	46
Net cash flows from (used in) operating activities of continuing operations	108	(9)

Cash flows from investing activities:
Capital expenditures	(158)	(173)
Net expenditures from breeding stock transactions	(13)	(42)
Other	(1)	—
Net cash flows used in investing activities of continuing operations	(171)	(215)

Cash flows from financing activities:
Net proceeds from issuance of common stock	236	—
Repayments to Securitization Facility	—	(14)
Proceeds from Securitization Facility	—	14
Principal payments on long-term debt and finance lease obligations	(1)	(19)
Payment of dividends	(197)	(182)
Other	—	(1)
Net cash flows from (used in) financing activities of continuing operations	38	(202)

Effect of foreign exchange rate changes on cash from continuing operations	10	(6)

Cash flows from discontinued operations:
Net cash flows from operating activities of discontinued operations	—	171
Net cash flows used in investing activities of discontinued operations	—	(143)
Net cash flows used in financing activities of discontinued operations	—	(61)
Effect of foreign exchange rate changes on cash from discontinued operations	—	(1)
Net change in cash and cash equivalents of discontinued operations	—	(35)

Net change in cash, cash equivalents and restricted cash	(15)	(467)

Cash, cash equivalents and restricted cash at beginning of period (including discontinued operations)	943	751
Cash, cash equivalents and restricted cash at end of period (including discontinued operations)	928	284
Less: Cash, cash equivalents and restricted cash attributable to discontinued operations at end of period	—	(69)
Cash, cash equivalents and restricted cash at end of period	$928	$215

Non-GAAP Financial Measures

Adjusted Net Income from Continuing Operations Attributable to Smithfield and Adjusted Net Income from Continuing Operations per Common Share Attributable to Smithfield

The following table provides a reconciliation of net income from continuing operations attributable to Smithfield to adjusted net income from continuing operations attributable to Smithfield.

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	Affected income statement account
	(in millions, except per share data)
Net income from continuing operations attributable to Smithfield	$188	$256	$412	$370
Litigation charges	73	—	73	—	SG&A
Reduction in workforce (1)	—	—	6	—	SG&A
Reduction in workforce (1)	—	—	2	—	Cost of sales
Office closures (2)	4	—	4	—	SG&A
Hog Production Reform (3)	—	—	2	10	Cost of sales
Hog Production Reform	—	—	(1)	—	Operating gains
Plant closure	—	—	2	—	Cost of sales
Incremental costs from destruction of property	—	2	—	4	Cost of sales
Employee retention tax credits (4)	(10)	(86)	(10)	(86)	Cost of sales
Employee retention tax credits (4)	—	(1)	—	(1)	SG&A
Insurance recoveries (5)	(29)	(1)	(35)	(1)	Operating gains
Income tax effect of non-GAAP adjustments (6)	(10)	22	(11)	19	Income tax expense
Adjusted net income from continuing operations attributable to Smithfield	$217	$192	443	315

Net income from continuing operations attributable to Smithfield per diluted common share	$0.48	$0.67	$1.05	$0.97
Adjusted net income from continuing operations attributable to Smithfield per diluted common share	$0.55	$0.51	$1.13	$0.83
________________
(1)Consists of severance costs associated with a workforce reduction initiative. Total severance costs round up to $9 million.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Consists of contract termination costs, employee termination benefits and accelerated depreciation charges associated with our Hog Production Reform initiative.
(4)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
(5)Consists of gains recognized in connection with settlements of insurance claims, including: (1) a gain recognized in the second quarter of 2025 related to a claim against an insurance carrier for losses incurred in connection with past litigation and (2) a gain recognized in the first quarter of 2025 in connection with a 2021 fire at our Tar Heel, North Carolina rendering facility.
(6)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations and
Adjusted EBITDA Margin from Continuing Operations

The following table provides a reconciliation of net income from continuing operations to EBITDA from continuing operations and adjusted EBITDA from continuing operations.

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	June 29, 2025	December 29, 2024	Affected income statement account
	(in millions, except percentages)
Net income from continuing operations	$188	$259	$415	$372	$841	$798
Interest expense, net	11	19	22	35	53	66
Income tax expense	62	58	134	96	308	271
Depreciation and amortization	82	83	165	165	340	339
EBITDA from continuing operations	$344	$419	$736	$668	$1,542	$1,474
Litigation charges	73	—	73	—	73	—	SG&A
Reduction in workforce (1)	—	—	6	—	6	—	SG&A
Reduction in workforce (1)	—	—	2	—	2	—	Cost of sales
Office closures (2)	4	—	4	—	4	—	SG&A
Plant closure (3)	—	—	1	—	1	—	Cost of sales
Hog Production Reform (4)	—	—	1	10	20	29	Cost of sales
Hog Production Reform (5)	—	—	(1)	—	(39)	(38)	Operating gains
Incremental costs from destruction of property	—	2	—	4	—	4	Cost of sales
Employee retention tax credits (6)	(10)	(86)	(10)	(86)	(10)	(86)	Cost of sales
Employee retention tax credits (6)	—	(1)	—	(1)	—	(1)	SG&A
Insurance recoveries (7)	(29)	(1)	(35)	(1)	(37)	(4)	Operating gains
Adjusted EBITDA from continuing operations	$381	$333	$777	$594	$1,562	$1,379

Net income margin from continuing operations	5.0%	7.6%	5.5%	5.4%	5.7%	5.6%
Adjusted EBITDA margin from continuing operations	10.1%	9.7%	10.3%	8.7%	10.5%	9.7%
________________
(1)Consists of severance costs associated with a workforce reduction initiative. Total severance costs round up to $9 million.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Excludes accelerated depreciation charges in the amount of $1 million recognized in the first six months of 2025 as such charges are included in the depreciation and amortization line in this table.
(4)Consists of contract termination costs and employee termination benefits charges associated with our Hog Production Reform initiative. Excludes accelerated depreciation charges of $1 million and $2 million recognized in the first quarter of 2025 and the last six months of 2024, respectively, as such charges are included in the depreciation and amortization line in this table.
(5)Includes a $32 million gain on the sale of our Utah hog farms and a $6 million gain on the sale of breeding stock to Murphy Family Farms in the fourth quarter of 2024.

(6)Represents the recognition of employee retention tax credits received under the CARES Act.
(7)Consists of gains recognized in connection with settlements of insurance claims, including: (1) a gain recognized in the second quarter of 2025 related to a claim against an insurance carrier for losses incurred in connection with past litigation and (2) a gain recognized in the first quarter of 2025 in connection with a 2021 fire at our Tar Heel, North Carolina rendering facility.

Net Debt and Ratio of Net Debt to Adjusted EBITDA from Continuing Operations

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income from continuing operations, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	June 29, 2025	December 29, 2024
	(in millions, except ratios)
Current portion of long-term debt and capital lease	$3	$3
Long-term debt and finance lease obligations	2,001	1,999
Total debt and finance lease obligations	2,003	2,002
Cash and cash equivalents	(928)	(943)
Net debt	$1,075	$1,059

Net income from continuing operations	$841	$798
Adjusted EBITDA from continuing operations	$1,562	$1,379

Ratio of total debt and finance lease obligations to net income from continuing operations	2.4x	2.5x
Ratio of net debt to adjusted EBITDA from continuing operations	0.7x	0.8x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following table provides a reconciliation of operating profit to adjusted operating profit. Adjusted operating profit and adjusted operating profit margin are non-GAAP measures.

Three Months Ended June 29, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$301	$35	$22	$7	$(26)	$(80)	$260
Litigation charges	—	—	—	—	—	73	73
Office closures (4)	—	—	—	—	—	4	4
Employee retention tax credits (5)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (6)	—	—	—	—	—	(29)	(29)
Adjusted operating profit (loss)	296	30	22	7	(26)	(31)	298

Operating profit (loss) margin	14.5%	1.7%	2.6%	6.1%	NM	NM	6.9%
Adjusted operating profit (loss) margin	14.2%	1.4%	2.6%	6.1%	NM	NM	7.9%

Three Months Ended June 30, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$330	$58	$(2)	$7	$(32)	$(27)	$334
Incremental costs from destruction of property	—	—	—	—	—	2	2
Insurance recoveries	—	—	—	—	—	(1)	$(1)
Employee retention tax credits (5)	(38)	(41)	(8)	—	—	—	$(87)
Adjusted operating profit (loss)	$292	$17	$(10)	$7	$(32)	$(25)	$248

Operating profit (loss) margin	17.0%	2.9%	(0.3)%	5.7%	NM	NM	9.8%
Adjusted operating profit (loss) margin	15.0%	0.9%	(1.3)%	5.7%	NM	NM	7.3%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)Includes certain costs of sales, SG&A and operating gains that we do not allocate to our segments.
(4)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(5)Represents the recognition of employee retention tax credits received under the CARES Act.
(6)Consists of a gain recognized in the second quarter of 2025 for the settlement of a claim with an insurance carrier to recover losses incurred in connection with past litigation.

Six Months Ended June 29, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$567	$117	$23	$22	$(55)	$(92)	$582
Litigation charges	—	—	—	—	—	73	73
Reduction in workforce (4)	—	—	—	—	—	9	9
Office closures (5)	—	—	—	—	—	4	4
Plant closure	—	—	—	—	—	2	2
Hog Production Reform	—	—	—	—	—	1	1
Employee retention tax credits (6)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (7)	—	—	—	—	—	(35)	(35)
Adjusted operating profit (loss)	$562	$112	$23	$22	$(55)	$(39)	$624

Operating profit (loss) margin	13.8%	2.8%	1.3%	9.6%	NM	NM	7.7%
Adjusted operating profit (loss) margin	13.7%	2.7%	1.3%	9.6%	NM	NM	8.3%

Six Months Ended June 30, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$616	$168	$(176)	$(2)	$(64)	$(44)	$498
Hog Production Reform (8)	—	—	—	—	—	10	10
Incremental costs from destruction of property	—	—	—	—	—	4	4
Insurance recoveries	—	—	—	—	—	(1)	(1)
Employee retention tax credits (6)	(38)	(41)	(8)	—	—	—	(87)
Adjusted operating profit (loss)	$577	$127	$(184)	$(2)	$(64)	$(31)	$424

Operating profit (loss) margin	15.6%	4.3%	(11.9)%	(0.7)%	NM	NM	7.3%
Adjusted operating profit (loss) margin	14.6%	3.2%	(12.4)%	(0.7)%	NM	NM	6.2%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)Includes certain costs of sales, SG&A and operating gains that we do not allocate to our segments.
(4)Consists of severance costs associated with a workforce reduction initiative.
(5)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(6)Represents the recognition of employee retention tax credits received under the CARES Act.
(7)Consists of gains recognized in connection with settlements of insurance claims, including: (1) a gain recognized in the second quarter of 2025 related to a claim against an insurance carrier for losses incurred in connection with past litigation and (2) a gain recognized in the first quarter of 2025 in connection with a 2021 fire at our Tar Heel, North Carolina rendering facility.
(8)Consists of contract termination costs, employee termination benefits and accelerated depreciation charges associated with our Hog Production Reform initiative.